SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 27, 2002

NOTIFY TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

California	000-23025	77-0382248
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1054 S. De Anza Blvd., Suite 105
San Jose, CA 95129

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 777-7920

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On August 27, 2002, we received a letter dated as of that date from the Nasdaq Stock Market, Inc. advising us of the delisting of our Common Stock, Units and Class A warrants, effective with the open of business on September 4, 2002. Since September 4, 2002, our Common Stock, Units and Class A warrants have been eligible for trading on the Over-the-Counter (OTC) Bulletin Board.

A copy of our press release regarding the delisting decision by the Nasdaq Listing Qualifications Panel is attached to this current report as Exhibit 99.1 and is incorporated by reference into this Item 5.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Exhibits

99.1    Press Release dated September 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIFY TECHNOLOGY CORPORATION

Dated: September 4, 2002	By:	/s/ GERALD W. RICE
Gerald W. Rice, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release dated September 3, 2002.